BROOKFIELD HIGH INCOME FUND INC.
Proxy Results (Unaudited)
June 30, 2014
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At a Special Meeting of Stockholders of the Brookfield High Income Fund Inc.
held on July 18, 2014, stockholders voted on the issuance of additional shares of common stock of Brookfield High Income Fund Inc. in connection with the
Agreements and Plans of Reorganization between Helios Advantage Income
Fund, Inc. ("HAV"), Helios High Income Fund, Inc. ("HIH"), Helios Multi-Sector
High Income Fund, Inc. ("HMH"), Helios Strategic Income Fund, Inc. ("HSA") and
Brookfield High Income Fund Inc. ("HHY"). A description of the proposal and the shares voted in favor, shares voted against and shares abstaining with respect to each proposal are as follows:

                               Shares Voted     Shares Voted    Shares Voted
                                    For            Against         Abstain
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1 Issuance of additional
  shares of Common stock
  for HAV                        3,049,249        459,774          150,387
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2 Issuance of additional
  shares of Common stock
  for HIH                        3,057,485        455,257          146,670
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3 Issuance of additional
  shares of Common stock
  for HMH                        3,053,047        455,435          150,930
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4 Issuance of additional
  shares of Common stock
  for HSA                        3,058,333        458,127          142,951
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At a Special Meeting of Stockholders of the Brookfield High Income Fund Inc.
held on July 18, 2014, stockholders voted on an Agreement and Plan of reorganization between Helios Advantage Income Fund, Inc. ("HAV"), Helios High
Income Fund, Inc. ("HIH"), Helios Multi-Sector High Income Fund, Inc. ("HMH"),
Helios Strategic Income Fund, Inc. ("HSA") and Brookfield High Income Fund Inc.
("HHY"). A description of the proposal and the shares voted in favor, shares voted against and shares abstaining with respect to each proposal are as follows:

                               Shares Voted     Shares Voted    Shares Voted
                                    For            Against         Abstain
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1 To approve the agreement
  and plan of reorganization
  and the transactions
  contemplated thereby,
  including the transfer of
  all assets and liabilities
  of HAV to HHY                  3,452,145        218,406          110,992
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2 To approve the agreement
  and plan of reorganization
  and the transactions
  contemplated thereby,
  including the transfer of
  all assets and liabilities
  of HIH to HHY                  2,562,657        155,052          102,353
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3 To approve the agreement
  and plan of reorganization
  and the transactions
  contemplated thereby,
  including the transfer of
  all assets and liabilities
  of HMH to HHY                  3,914,411        303,268          198,952
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4 To approve the agreement
  and plan of reorganization
  and the transactions
  contemplated thereby,
  including the transfer of
  all assets and liabilities
  of HSA to HHY                  3,686,692         79,035           54,355
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